Ezhibit 99.2

PharmCo, LLC
Financial Statements
September 30, 2010

CONTENTS

Page(s)

Balance Sheets –September 30, 2010 (Unaudited) and December 31, 2009	1

Statements of Operations – Nine Months Ended September 30, 2010 and 2009 (Unaudited)	2

Statements of Cash Flows – Nine Months Ended September 30, 2010 and 2009 (Unaudited)	3

Notes to Financial Statements (Unaudited)	4 – 8

PharmCo, LLC
Balance Sheets

	September 30, 2010	December 31, 2009
	(Unaudited)

Assets

Current Assets
Cash	$157,277	$20,019
Accounts receivable - net	336,617	171,072
Prepaid expenses	13,556	-
Inventories	348,546	275,980
Deposit on future acquisition	123,080	-
Total Current Assets	979,076	467,071

Property and equipment - net	35,661	39,423

Other	1,500	1,500

Total Assets	$1,016,237	$507,994

Liabilities and Members' Equity

Current Liabilities
Accounts payable and accrued liabilities	$85,259	$139,507
Notes payable	475,000	-
Note payable - former member	-	222,886
Notes payable - related parties	84,329	84,329
Total Current Liabilities	644,588	446,722

Member's Equity	371,649	61,272

Total Liabilities & Member's Equity	$1,016,237	$507,994

PharmCo, LLC
Statements of Operations
(Unaudited)

	Nine months ended September 30,
	2010	2009

Sales - net	$4,150,647	$1,537,750

Cost of sales	2,050,637	879,370

Gross profit	2,100,010	658,380

Selling, general and administrative expenses	797,091	493,894

Income from operations	1,302,919	164,486

Other income (expense)
Gain on debt settlement - former member	122,886	-
Interest expense	(68,578)	(4,847)
Total other income (expense)	54,308	(4,847)

Net income	$1,357,227	$159,639

PharmCo, LLC
Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2010	2009
Cash Flows From Operating Activities:
Net income	$1,357,227	$159,639
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	27,583	26,972
Gain on debt settlement - former member	(122,886)	-
Changes in operating assets and liabilities:
Accounts receivable - net	(165,545)	(112,212)
Prepaid expenses	(13,556)	-
Inventories	(72,566)	(99,973)
Accounts payable and accrued liabilities	(54,248)	40,772
Net Cash Provided by Operating Activities	956,009	15,198

Cash Flows From Investing Activities:
Purchase of property and equipment	(23,821)	-
Deposit on future acquisition	(123,080)	-
Net Cash Used in Financing Activities	(146,901)	-

Cash Flows From Financing Activities:
Cash overdraft	-	(8,560)
Proceeds from notes payable	475,000	-
Repayment of note payable - former member	(100,000)	-
Members' contributions	200	9,000
Members' distributions	(1,047,050)	(400)
Net Cash Provided By (Used in) Financing Activities	(671,850)	40

Net increase in cash	137,258	15,238

Cash at beginning of period	20,019	-

Cash at end of period	$157,277	$15,238

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-

Pharmco, LLC
Notes to Financial Statements
September 30, 2010 and 2009

Note 1 Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information.

The financial information as of December 31, 2009 is derived from the audited financial statements for the year ended December 31, 2009.  The unaudited interim financial statements should be read in conjunction with the Company’s December 31, 2009 audited financial statements and notes thereto.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the period ended September 30, 2010 are not necessarily indicative of results for the full fiscal year.

Note 2 Organization & Nature of Operations

PharmCo, LLC (the “Company”), headquartered in North Miami Beach, Florida, was formed on November 29, 2005 as a Florida Limited Liability Company. In connection with a merger between PharmCo, LLC and Progressive Care, Inc. (a publicly traded company) on October 21, 2010 (see Note 7), PharmCo, LLC was converted into a standard “C” corporation, and is now referred to as PharmCo Corp.

The Company operates a retail drugstore, which sells prescription drugs and durable medical equipment plus an assortment of general merchandise, including over-the-counter drugs, beauty products and cosmetics, lottery tickets, seasonal merchandise, greeting cards and convenience foods. The Company also delivers prescription drugs and durable medical equipment to long term care facilities.

Note 3 Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.  There were no cash equivalents at September 30, 2010 and 2009.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits; however, at September 30, 2010 and 2009, the balance did not exceed the federally insured limit.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure. These conditions not only limit our access to capital, but make it difficult to accurately forecast and plan future business activities.

Pharmco, LLC
Notes to Financial Statements
September 30, 2010 and 2009

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the pharmacy business, (ii) general economic conditions, and (iii) the volatility of prices pertaining to food and beverages in connection with the Company’s sale of merchandise.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of this estimation process. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Increases to the allowance for doubtful accounts estimate are recorded as an adjustment to sales. Receivables deemed uncollectible are charged against the allowance for doubtful accounts. There were no recoveries during the first nine months ended September 30, 2010 and 2009.

The Company’s receivables are from various insurance providers at September 30, 2010 and December 31, 2009.

Insurance Provider	September 30, 2010	December 31, 2009
A	16%	-%
B	13%	-%
C	10%	-%
D	10%	26%
E	10%	11%
F	-%	10%

Inventories

Inventories are valued on a lower of first-in, first-out (FIFO) cost or market basis.  Inventories primarily consist of medications and durable medical equipment.

Revenue Recognition

The Company records revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) asset is transferred to the customer without further obligation, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

The Company recognizes its revenue when a customer picks up their prescription or purchases merchandise at the store. Billings for prescription orders are with third-party payers, including Medicare, Medicaid and other insurance carriers.   Customer returns are immaterial.  Sales taxes are not included in revenue.

Pharmco, LLC
Notes to Financial Statements
September 30, 2010 and 2009

Cost of Sales

Cost of sales is derived based upon point-of-sale scanning information with an estimate for shrinkage and is adjusted based on periodic inventories.

Vendor Concentrations

For the nine months ended September 30, 2010 and 2009 the Company had significant vendors providing pharmaceutical drugs as follows:

Vendor	2010	2009
A	33%	45%
B	5%	19%
C	7%	12%
D	34%	-%

Since there are an abundance of pharmaceutical resellers in the United States, management does not believe that losing any vendor relationship will have an impact on the Company’s business.

Advertising

Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred as follows:

Nine months Ended September 30,
2010	2009
$34,119	$26,538

Note 4 Accounts Receivable

Accounts receivable consisted of the following at September 30, 2010 and December 31, 2009.

	2010	2009
Gross accounts receivable	$354,334	$180,076
Allowance for doubtful accounts	(17,717)	(9,004)
Accounts receivable – net	$336,616	$171,072

Based upon the best available evidence, including industry statistics, the Company has determined that 5% reflects the most accurate allowance for doubtful accounts.

Note 5 Property and Equipment

Property and Equipment consisted of the following at September 30, 2010 and December 31, 2009.

	2010	2009
Leasehold improvements and fixtures	$105,129	$105,129
Furniture and equipment	12,469	12,469
Computer equipment and software	7,746	7,746
Automobiles	23,821	-
Total	149,165	125,344
Less: accumulated depreciation	(113,505)	(85,921)
Property and equipment – net	$35,661	$39,423

Note 6 Notes Payable

(A) Notes payable

During 2010, the Company executed notes totaling $500,000, of which $475,000 was received during the nine months ended September 30, 2010.  These notes are unsecured, bear interest at 8%, and are due on demand and mature one year from issuance. In connection with the issuance of these notes, the Company paid $50,000 as a debt issuance cost, which was recorded as interest expense.

Pharmco, LLC
Notes to Financial Statements
September 30, 2010 and 2009

(B) Note payable – former member

On July 3, 2007 the Company entered into an agreement with one of its members to convert their outstanding membership units into a note payable for $222,886.  In connection with the conversion, this individual ceased to be a related party.  The note was non-interest bearing, unsecured and due on demand.  On May 3, 2010, the Company settled the outstanding note by paying $100,000. The balance of $122,886 was recorded as a gain on debt settlement.

(C) Notes payable – related parties

On February 27, 2007 the Company executed a note for $11,000 with an affiliate of one of the Members.  The note was non-interest bearing, unsecured and due on demand. The Company repaid the note in the fourth quarter of 2010.

Note 6 Commitments and Contingencies

(A) Operating Lease

The Company’s 5 year lease expired on December 31, 2010 and terms for a new 10 year lease have been agreed upon between the Company and its landlord.

Rent expense for the first nine months of 2010 and 2009 was $76,183 and $74,429, respectively.

Expected rent expense for 2011 through 2015 are as follows.

Year	Amount
2011	$177,258
2012	189,479
2013	196,172
2014	202,963
2015	209,820
thereafter	1,217,500
$2,193,192

(B) Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters that may arise from time to time may harm its business. The Company is currently neither a party to any suits nor is it aware of any such legal proceedings or claims to be filed against it.

Note 7 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of September 30, 2010 and January 4, 2011, the date the financial statements were issued.

On October 21, 2010, the Company entered into a merger with Progressive Care, Inc. (the “Registrant”). Progressive Care, Inc. was incorporated in Delaware on October 31, 2006. The Registrant was engaged in the development, production and distribution of training and educational video products and services. In connection with the merger, the Company ceased to operate the training video business.

Pharmco, LLC
Notes to Financial Statements
September 30, 2010 and 2009

During 2010, the Company paid $123,080 to the controlling stockholder of the Registrant to acquire approximately 43% of this individuals control shares which equated to a total of 33% control. The acquisition of these shares did not give the Company control. The payment was treated as a deposit against the sale price of the Registrant.

The merger transaction was accounted for as a business combination where Progressive Care, Inc. acquired the Company. The Company exchanged all of its membership units for 30,000,000 shares of the registrant and resulted in a change in control.  For financial statement reporting purposes, the Registrant is the legal acquirer and the Company is the accounting acquirer.  The Company will apply the provisions of ASC 805,”Business Combinations”.

The Registrant has a May 31, year end and intends to change its year end to December 31 to more accurately reflect the operations of the Company going forward.  Additionally, the Company expects to file a post merger Form 10KT to reflect the transitional change in these year ends.